Exhibit 99.1

N E W S  R E L E A S E

FOR IMMEDIATE RELEASE	Contact:	Steven E. Nielsen, President and CEO H. Andrew DeFerrari, Senior Vice President and CFO (561) 627-7171

November 20, 2017

DYCOM INDUSTRIES, INC. ANNOUNCES FISCAL 2018 FIRST QUARTER RESULTS,
PROVIDES GUIDANCE FOR THE NEXT FISCAL QUARTER AND
NEW DATE AND TIME FOR THE RESULTS CONFERENCE CALL

Palm Beach Gardens, Florida, November 20, 2017 - Dycom Industries, Inc. (NYSE: DY) announced today its results for the fiscal quarter ended October 28, 2017. This announcement is one day earlier than previously scheduled and the conference call to review the Company’s results is now scheduled for Monday, November 20, 2017 at 9:00 a.m. (ET). Specific dial-in and replay information appears below.

The schedule change is a result of the Company’s preliminary determination that certain documents containing financial information were subject to unauthorized access after the market closed on Friday, November 17, 2017. The Company’s investigation is ongoing and law enforcement authorities have been notified.

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Contract revenues of $756.2 million for the quarter ended October 28, 2017, compared to $799.2 million for the quarter ended October 29, 2016. Contract revenues for the quarter ended October 28, 2017 decreased 8.4% on an organic basis after excluding $8.6 million of contract revenues from an acquired business that was not owned during the prior year quarter and $15.5 million of contract revenues from storm restoration services in the current period.

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Non-GAAP Adjusted EBITDA of $97.6 million, or 12.9% of contract revenues, for the quarter ended October 28, 2017, compared to $129.2 million, or 16.2% of contract revenues, for the quarter ended October 29, 2016.

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On a GAAP basis, net income was $28.8 million, or $0.90 per common share diluted, for the quarter ended October 28, 2017, compared to net income of $51.0 million, or $1.59 per common share diluted, for the quarter ended October 29, 2016. Non-GAAP Adjusted Net Income was $31.6 million, or $0.99 per common share diluted, for the quarter ended October 28, 2017, compared to Non-GAAP Adjusted Net Income of $53.7 million, or $1.67 per common share diluted, for the quarter ended October 29, 2016. Non-GAAP Adjusted Net Income for the quarters ended October 28, 2017 and October 29, 2016 excludes $4.5 million and $4.3 million, respectively, of pre-tax interest expense incurred for non-cash amortization of the debt discount associated with the Company’s 0.75% convertible senior notes due September 2021.

Net income and Non-GAAP Adjusted Net Income for the quarter ended October 28, 2017 include an income tax benefit of approximately $0.9 million for the tax effects of certain share-based award activities as a result of the Company’s adoption of Accounting Standards Update No. 2016-09, Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting (“ASU 2016-09”). This tax benefit would have been recorded to additional paid-in-capital under the previous accounting standard.

The Company also announced its outlook for the fiscal quarter ending January 27, 2018. The Company currently expects total contract revenues for the fiscal quarter ending January 27, 2018 to range from $645 million to $675 million. On a GAAP basis, diluted earnings per common share for the fiscal quarter ending January 27, 2018 is expected to range from $0.15 to $0.27. Non-GAAP Adjusted Diluted Earnings per Common Share is expected to range from $0.24 to $0.36. Non-GAAP Adjusted Diluted Earnings per Common Share guidance excludes $4.6 million of pre-tax interest expense for non-cash amortization of debt discount, or $0.09 per common share diluted on an after-tax basis. A reconciliation of Non-GAAP Adjusted Diluted Earnings per Common Share guidance provided for the fiscal quarter ending January 27, 2018, along with reconciliations of other Non-GAAP measures, is included within the press release tables.

In addition, the Company expects to provide a fiscal 2019 outlook for revenues and diluted earnings per share for the Company’s fiscal year ending January 26, 2019. This annual outlook will be provided in conjunction with the Company’s release of results for the fiscal quarter ending January 27, 2018, currently scheduled for Wednesday, February 28, 2018.

Use of Non-GAAP Financial Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, the Company may use or discuss Non-GAAP financial measures, as defined by Regulation G of the Securities and Exchange Commission. See Explanation of Non-GAAP Financial Measures directly following the press release tables.

Conference Call Information and Other Selected Data

A conference call to review the Company’s results will be hosted at 9:00 a.m. (ET), Monday, November 20, 2017; call (800) 398-9379 (United States) or (651) 291-0900 (International) ten minutes before the conference call begins and ask for the “Dycom Results” conference call. A live webcast of the conference call and related materials will be available at www.dycomind.com. If you are unable to attend the conference call at the scheduled time, a replay of the live webcast and related materials will be available shortly after the call at www.dycomind.com until Wednesday, December 20, 2017.

About Dycom Industries, Inc.

Dycom is a leading provider of specialty contracting services throughout the United States and in Canada. These services include program management, engineering, construction, maintenance and installation services for telecommunications providers, underground facility locating services for various utilities, including telecommunications providers, and other construction and maintenance services for electric and gas utilities.

Forward Looking Information

Results for the fiscal quarter ended October 28, 2017 are preliminary and unaudited. This press release contains forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act. These statements are based on management’s current expectations, estimates and projections and include outlook and statements for the fiscal quarter ending January 27, 2018 found under the “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures” section of this release. Forward-looking statements are subject to risks and uncertainties that may cause actual results in the future to differ materially from the results projected or implied in any forward-looking statements contained in this press release. The most significant of these risks and uncertainties are described in the Company’s Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports) and include business and economic conditions and trends in the telecommunications industry affecting the Company’s customers, the adequacy of the Company’s insurance and other reserves and allowances for doubtful accounts, whether the carrying value of the Company’s assets may be impaired, preliminary purchase price allocations of acquired businesses, expected benefits and synergies of acquisitions, the future impact of any acquisitions or dispositions, adjustments and cancellations related to the Company’s backlog, the anticipated outcome of other contingent events, including litigation, liquidity and other financial needs, the availability of financing, and the other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake to update forward-looking statements.

---Tables Follow---

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
Unaudited

	October 28, 2017	July 29, 2017
ASSETS
Current assets:
Cash and equivalents	$24,531	$38,608
Accounts receivable, net	347,727	369,800
Costs and estimated earnings in excess of billings	406,517	389,286
Inventories	83,877	83,204
Deferred tax assets, net (a)	—	26,524
Income tax receivable	1,008	7,493
Other current assets	29,710	23,603
Total current assets	893,370	938,518

Property and equipment, net	423,330	422,107
Goodwill and other intangible assets, net	499,069	505,309
Other	36,753	33,373
Total non-current assets	959,152	960,789
Total assets	$1,852,522	$1,899,307

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$109,877	$132,974
Current portion of debt	24,063	21,656
Billings in excess of costs and estimated earnings	6,599	9,284
Accrued insurance claims	48,424	39,909
Income taxes payable	10,067	1,112
Other accrued liabilities	84,091	113,603
Total current liabilities	283,121	318,538

Long-term debt	736,008	738,265
Accrued insurance claims	60,782	62,007
Deferred tax liabilities, net non-current (a)	77,622	103,626
Other liabilities	5,351	5,288
Total liabilities	1,162,884	1,227,724

Total stockholders’ equity	689,638	671,583
Total liabilities and stockholders’ equity	$1,852,522	$1,899,307

(a) The Company adopted Accounting Standards Update No. 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes, on a prospective basis effective July 30, 2017, the first day of the fiscal quarter ended October 28, 2017. As a result of this adoption, Deferred tax liabilities, net non-current is presented net of approximately $28.2 million of deferred tax assets within the condensed consolidated balance sheets as of October 28, 2017. Under the previous accounting standard, these deferred tax assets would have been classified as Deferred tax assets, net.

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except share amounts)
Unaudited

	Three Months	Three Months
	Ended	Ended
	October 28, 2017	October 29, 2016
Contract revenues	$756,215	$799,223

Costs of earned revenues, excluding depreciation and amortization	600,847	614,990
General and administrative expenses (a)	64,562	60,204
Depreciation and amortization	42,651	34,546
Total	708,060	709,740

Interest expense, net (b)	(9,707)	(9,067)
Other income, net	5,931	940
Income before income taxes	44,379	81,356

Provision for income taxes (c)	15,603	30,306

Net income	$28,776	$51,050

Earnings per common share:

Basic earnings per common share	$0.93	$1.62

Diluted earnings per common share	$0.90	$1.59

Shares used in computing earnings per common share:
Basic	31,061,448	31,429,493

Diluted	31,891,574	32,200,287

(a) Includes stock-based compensation expense of $7.4 million and $5.7 million for the three months ended October 28, 2017 and October 29, 2016, respectively.
(b) Includes $4.5 million and $4.3 million for the three months ended October 28, 2017 and October 29, 2016, respectively, for non-cash amortization of the debt discount associated with the Company’s 0.75% convertible senior notes due September 2021.

(c) Provision for income taxes includes an income tax benefit of approximately $0.9 million for the tax effects of certain share-based award activities as a result of the Company’s adoption of ASU 2016-09. This tax benefit would have been recorded to additional paid-in-capital under the previous accounting standard.

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO COMPARABLE GAAP FINANCIAL MEASURES
(Dollars in thousands)
Unaudited

CONTRACT REVENUES, NON-GAAP ORGANIC CONTRACT REVENUES, AND DECLINE %’s

	Contract Revenues - GAAP	Revenues from acquired business (a)	Revenues from storm restoration services	Non-GAAP - Organic Contract Revenues	GAAP - Decline %	Non-GAAP - Organic Decline %
Three Months Ended October 28, 2017	$756,215	$(8,581)	$(15,484)	$732,150	(5.4)%	(8.4)%

Three Months Ended October 29, 2016	$799,223	$—	$—	$799,223

(a) Amount for the three months ended October 28, 2017 represents contract revenues from an acquired business that was not owned in the prior year period.

NON-GAAP ADJUSTED EBITDA
	Three Months	Three Months
	Ended	Ended
	October 28, 2017	October 29, 2016
Reconciliation of net income to Non-GAAP Adjusted EBITDA:
Net income	$28,776	$51,050
Interest expense, net	9,707	9,067
Provision for income taxes	15,603	30,306
Depreciation and amortization expense	42,651	34,546
Earnings Before Interest, Taxes, Depreciation & Amortization (“EBITDA”)	96,737	124,969
Gain on sale of fixed assets	(6,495)	(1,443)
Stock-based compensation expense	7,380	5,707
Non-GAAP Adjusted EBITDA	$97,622	$129,233

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO COMPARABLE GAAP FINANCIAL MEASURES (CONTINUED)
(Dollars in thousands, except share amounts)
Unaudited

NET INCOME, NON-GAAP ADJUSTED NET INCOME, NET INCOME PER COMMON SHARE, AND NON-GAAP ADJUSTED DILUTED EARNINGS PER COMMON SHARE

	Three Months	Three Months
	Ended	Ended
	October 28, 2017	October 29, 2016
Reconciliation of Non-GAAP Adjusted Net Income:
Net income (a)	$28,776	$51,050

Adjustments
Pre-tax non-cash amortization of debt discount on convertible senior notes	4,547	4,307
Tax impact of non-cash amortization of debt discount on convertible senior notes	(1,728)	(1,611)
Total adjustments, net of tax	2,819	2,696

Non-GAAP Adjusted Net Income (a)	$31,595	$53,746

Reconciliation of Non-GAAP Adjusted Diluted Earnings per Common Share:
Net income per common share	$0.90	$1.59
Total adjustments from above, net of tax	0.09	0.08
Non-GAAP Adjusted Diluted Earnings per Common Share	$0.99	$1.67

Diluted shares used in computing Adjusted Diluted Earnings per Common Share	31,891,574	32,200,287

(a) Net income and Non-GAAP Adjusted Net Income for the quarter ended October 28, 2017 include an income tax benefit of approximately $0.9 million for the tax effects of certain share-based award activities as a result of the Company’s adoption of ASU 2016-09. This tax benefit would have been recorded to additional paid-in-capital under the previous accounting standard.

OUTLOOK - DILUTED EARNINGS PER COMMON SHARE AND NON-GAAP ADJUSTED DILUTED EARNINGS PER COMMON SHARE

Outlook for the
Three Months Ending
January 27, 2018
Diluted earnings per common share - GAAP (a)	$0.15 - $0.27

Adjustment
Adjustment for addback of after-tax non-cash amortization of debt discount on convertible senior notes (b)	$0.09

Non-GAAP Adjusted diluted earnings per common share (a)	$0.24 - $0.36

(a) Guidance for diluted earnings per common share and Non-GAAP Adjusted diluted earnings per common share for the three months ending January 27, 2018 were computed using approximately 31.9 million in diluted weighted average shares outstanding.

(b) The Company expects to recognize approximately $4.6 million in pre-tax interest expense during the three months ending January 27, 2018 for non-cash amortization of the debt discount associated with its convertible senior notes. The Company excludes the effect of this non-cash amortization of debt discount in its Non-GAAP financial measures.

Amounts in tables above may not add due to rounding.

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO COMPARABLE GAAP FINANCIAL MEASURES (CONTINUED)

Explanation of Non-GAAP Financial Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In the Company’s quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, it may use or discuss Non-GAAP financial measures, as defined by Regulation G of the Securities and Exchange Commission. The Company believes that the presentation of certain Non-GAAP financial measures in these materials provides information that is useful to investors because it allows for a more direct comparison of the Company’s performance for the period reported with the Company’s performance in prior periods. The Company cautions that Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results. Management defines the Non-GAAP financial measures used in this release as follows:

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Non-GAAP Organic Contract Revenues - contract revenues from businesses that are included for the entire period in both the current and prior year periods, excluding contract revenues from storm restoration services. Non-GAAP Organic Contract Revenue growth (decline) is calculated as the percentage change in Non-GAAP Organic Contract Revenues over those of the comparable prior year period. Management believes organic growth (decline) is a helpful measure for comparing the Company’s revenue performance with prior periods.

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Non-GAAP Adjusted EBITDA - net income before interest, taxes, depreciation and amortization, gain on sale of fixed assets, stock-based compensation expense, and certain non-recurring items. Management believes Non-GAAP Adjusted EBITDA is a helpful measure for comparing the Company’s operating performance with prior periods as well as with the performance of other companies with different capital structures or tax rates.

•	Non-GAAP Adjusted Net Income - GAAP net income before non-cash amortization of the debt discount and the related tax impact.

•	Non-GAAP Adjusted Diluted Earnings per Common Share - Non-GAAP Adjusted Net Income divided by weighted average diluted shares outstanding.

Management excludes or adjusts each of the items identified below from Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Diluted Earnings per Common Share:

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Non-cash amortization of the debt discount - The Company’s 0.75% convertible senior notes due September 2021 were allocated between debt and equity components. The difference between the principal amount and the carrying amount of the liability component of the convertible senior notes represents a debt discount. The debt discount is being amortized over the term of the convertible senior notes but does not result in periodic cash interest payments. The Company has excluded the non-cash amortization of the debt discount from its Non-GAAP financial measures because it believes it is useful to analyze the component of interest expense for the convertible senior notes that will be paid in cash. The exclusion of the non-cash amortization from the Company’s Non-GAAP financial measures provides management with a consistent measure for assessing financial results.

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Tax impact of adjusted results - The tax impact of the adjusted results for the three months ended October 28, 2017 and October 29, 2016 was calculated utilizing a Non-GAAP effective tax rate which approximates the Company’s effective tax rate used for financial planning. The tax impact included in the Company’s guidance for the quarter ending January 27, 2018 was calculated using an effective tax rate used for financial planning and forecasting future results.